Exhibit 10.52

Schedule of Signatories to a Director Indemnification Agreement

Director	Effective Date
Affeldt, Kathleen J.*	09/01/2014
Alden, John W. *	04/03/2014
Atkins, Betsy S. *	09/01/2013
Berges, James G. *	07/02/2013
Bernasek, Brian A.	07/02/2013
DeAngelo, Joseph J. *	07/02/2013
Edgerley, Paul B. *	07/02/2013
Jacobson, Mitchell	07/02/2013
Klessel, Lew	07/02/2013
Leav, Peter A. *	09/05/2014
Ledford, Gregory S.	07/02/2013
McNamee, Patrick R. *	09/01/2013
Peffer, Charles W. *	07/02/2013
Rubright, James A. *	09/05/2014
Sleeper, Nathan K.	07/02/2013
Zide, Stephen M.	07/02/2013

*Current Board Member as of 03-17-2015